



                                                                                                       Exhibit 11.1

                            SHERIDAN HEALTHCARE, INC.
                Computation of Earnings per Share of Common Stock
                    (in thousands, except per share amounts)



                                                                                          Three Months Ended
                                                                                             September 30,
                                                                                      --------------------------
                                                                                          1997           1996
                                                                                      -----------    -----------
Primary Earnings Per Share:
--------------------------
   Weighted average shares outstanding............................................          6,715          6,702
   Dilutive effect of outstanding stock options...................................            396            106
                                                                                      -----------    -----------
   Primary weighted average shares of common stock and
      common stock equivalents outstanding........................................          7,111          6,808
                                                                                      ===========    ===========

   Net income.....................................................................    $     1,334    $       727

   Net income per share - primary.................................................    $       .19    $       .11


Fully Diluted Earnings Per Share:
--------------------------------

   Weighted average shares outstanding............................................          6,715          6,702
   Dilutive effect of outstanding stock options...................................            448            106
                                                                                      -----------    -----------
   Fully diluted weighted average shares of common stock and
      common stock equivalents outstanding........................................          7,163          6,808
                                                                                      ===========    ===========

   Net income.....................................................................    $     1,334    $       727

   Net income per share - fully diluted...........................................    $       .19    $       .11

